WALLER LANSDEN DORTCH & DAVIS
          A Professional Limited Liability Company
                   Nashville City Center
              511 Union Street, Suite 2100
                  Post Office Box 198966
           Nashville, Tennessee  37219-8966
                    (615) 244-6380              809 South Main Street
FACSIMILES                                      P.O.Box 1035
(615) 244-6804                                  Columbia,TN  38402-1035
(615) 244-5686                                  (615) 388-6031

                        January 29, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

                      Re:   Community Bancshares, Inc.
                            Registration Statement on Form S-8

Ladies and Gentlemen:

   We  are  acting  as  counsel  to Community Bancshares, Inc.,   a  Delaware
corporation  (the  "Company"),  in  connection  with  the registration under  the  Securities  Act of 1933 (the "Act"), of up to 40,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares"), pursuant to the above-referenced Registration Statement (the "Registration Statement"). In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                        Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

                        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                       Very truly yours,



                                       Waller Lansden Dortch and Davis
                                       A Professional Limited Liability Company

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